CENTRAL AND SOUTH WEST SERVICES, INC              Exhibit 2
                     P.O. BOX 21928 TULSA, OKLAHOMA                Page 1 of 4
                   TELEPHONE NUMBER (918) 594 - 2000

          STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                                    MAY 1998


A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         361        PSO   0     CPL        0

B.  AMOUNT OF EXPENDITURES:                                         SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                         $387,597.89
PR4018  Stores Salvage - SWEPCO                                     (116,894.22)
PR4101  Direct Labor to SWEPCO Coal Cars                              53,047.95
PR4104  Direct Labor to Rework SWEPCO Material                        18,704.25
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                      0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO              22,109.34
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO              5,260.23
PR4238  Depreciation Expense - SWEPCO                                      0.00
PR4263  Lease - Supplemental Expenses - SWEPCO                             0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                          255.66
PR4272  Switching Fees - SWEPCO                                        1,914.60
PR4277  Repainting Coal Cars - SWEPCO                                      0.00
                                                               ----------------

                 Total 100% SWEPCO Costs                            $371,995.70
                                                               ================


COSTS ASSIGNED 100% TO CPL:                                           CPL

PR4003  Direct Material to CPL Coal Cars                                  $0.00
PR4014   Inventory Carrying Charges - CPL                                  0.00
PR4021   Stores Salvage - CPL                                            (40.03)
PR4105   Direct Labor to CPL Coal Cars                                     0.07
PR4106  Direct Labor to Rework CPL Material                                0.00
PR4216   Ad Valorem Taxes - Facility - Direct - CPL                        0.00
PR4217   Employee Fringe Benefits - Direct Labor - CPL                     0.00
PR4218   Payroll taxes (FICA & UC) - Direct Labor - CPlL                   0.00
PR4240  Depreciation Expense - CPL                                         0.00
PR4269  Outside Maintenance of CPL Coal Cars                           2,268.71
PR4274  Switching Fees - CPL                                               0.00
PR4279   Repainting Coal Cars - CPL                                        0.00
                                                               ----------------

                 Total 100% CPL Costs                                 $2,228.75
                                                               ================

                                                                   Exhibit 2
                                                                  Page 2 of 4

COSTS ASSIGNED 100% TO PSO:                                           PSO

PR4002  Direct Material to PSO Coal Cars                                  $0.00
PR4015  Inventory Carrying Charges - PSO                                   0.00
PR4019  Stores Salvage - PSO                                          (4,567.60)
PR4102  Direct Labor to PSO Coal Cars                                      0.00
PR4103  Direct Labor to Rework PSO Material                              430.88
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                         0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                     82.58
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                 3,150.00
PR4239  Depreciation Expense - PSO                                         0.00
PR4271  Outside Maintenance of PSO Coal Cars                          (3,440.07)
PR4273  Switching Fees - PSO                                             321.44
PR4278  Repainting Coal Cars - PSO                                         0.00
                                                               ----------------

                Total 100% PSO Costs                                 ($4,022.77)
                                                               ================

                                                                   Exhibit 2
                                                                  Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                          SHARED


PR4010  Shop Material                                                 $4,877.10
PR4011  Small Tools                                                       92.92
PR4012  Facility Maintenance - Material                                1,001.67
PR4601  Sale of Crops (Cr.)                                              (14.00)
PR4016  Switch Engine Operation and Maintenance                            0.00
PR4017  Equipment Operation and Maintenance                            3,888.18
PR4020  Stores Salvage - Joint                                             0.00
PR4110  Supervision                                                   18,174.77
PR4111  Clerical                                                       6,184.04
PR4112  Training and Safety                                              469.99
PR4113  General Shop Labor                                             8,828.23
PR4114  Facility Maintenance - Labor                                  13,513.07
PR4116  Switch Engine Operation and Maintenance                        7,476.30
PR4201  Ad Valorem Taxes - Facility                                        0.00
PR4203  Taxes - Other                                                      0.00
PR4206  Data Processing Charges                                            0.00
PR4207  General Office Overhead                                           30.45
PR4210  Employee Activities                                                0.00
PR4211  Employee Expenses                                              2,898.87
PR4212  Employee Fringe Benefits                                       2,483.83
PR4215  Employee Sick Benefits                                             0.00
PR4220  Injuries and Damages                                               0.00
PR4221  Insurance - Liability and Property                                 0.00
PR4225  Maintenance of Facilities (Contracted)                         2,282.79
PR4226  Office Supplies and Expenses                                     991.72
PR4232  Payroll Taxes (FICA & UC) - Other                                886.48
PR4233  Special Services                                                   0.00
PR4234  Utilities - Heat, Light, Power and Water                       5,519.41
PR4235  Utilities - Telephone                                            666.68
PR4236  Vehicle Expense                                                    0.00
PR4237  Depreciation Expense                                               0.00
PR4250  Miscellaneous                                                   (168.54)
PR4262  Lease - Basic - All Except Coal Cars                               0.00
PR4264  Lease - Supplemental Expenses - Facility                           0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -                          $80,083.96
                                                               ----------------

           SWEPCO                 99.40%                             $79,605.84
                                                               ----------------

           CPL                     0.00%                                  $0.08
                                                               ----------------

           PSO                      .60%                                $478.05
                                                               ----------------

                                                                  Exhibit 2
                                                                 Page 4 of 4
           Capital Recovery on Capital Expenditures not
            Covered Under Lease Agreement {Cost Ratio}                    64.91
                                                               ----------------


                       TOTAL COSTS FOR THE MONTH
                   SWEPCO                                           $451,601.54
                                                               ================

                   CPL                                                $2,228.83
                                                               ================

                   PSO                                               ($3,479.81)
                                                               ================


C. COMPUTATION OF COST RATIO:


101, 104   Direct Labor SWEPCO         $71,752.20     99.40% SWEPCO

102, 103   Direct Labor CPL                  0.07      0.00  CPL

102, 103   Direct Labor PSO                430.88      0.60  PSO
                                    -------------  --------

           Total Direct Labor          $72,183.15    100.00%
                                    =============  ========